SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                     K & L ELECTRONICS PHOTO AND SUPPLY CO.
                 (Name of small business issuer in its charter)

                                     Nevada
            (State or jurisdiction of incorporation or organization)

                                      4813
            (Primary Standard Industrial Classification Code Number)

                                    860973399
                      (I.R.S. Employer Identification No.)

                   2102 North Donner Avenue, Tucson, AZ 85749
                    (Address of principal executive offices)

                   2102 North Donner Avenue, Tucson, AZ 85749
(Address of principal place of business or intended principal place of business)

                                Daniel L. Hodges
           2102 North Donner Avenue, Tucson, AZ 85749, (520) 760-7759
            (Name, address and telephone number of agent for service)

                           --------------------------

                                    copy to:

                           David J. Levenson, Esquire
                            Mays & Valentine, L.L.P.
                              8201 Greensboro Drive
                                    Suite 800
                             McLean, Virginia 22102
                                 (703) 734-4328

     Approximate date of proposed sale to the public: From time to time after the effective date of this Registration Statement.


     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Securities Act"), please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, please check the following box. / /


                         CALCULATION OF REGISTRATION FEE
================================================================================
Title of Each Class           Amount                                Amount of
Securities                    to be           Offering Price Per    Registration
to be Registered              Registered      Unit                  Fee
-------------------           --------------  ------------------    ------------

Common Stock, $.001par value  1,000,000       $ .001*                 $      .26

TOTAL                                                                        .26
MINIMUM FEE.......                                                       $100.00
================================================================================

* Estimated solely for the purpose of calculating the Registration Fee. The price of the shares has been determined by K & L on the basis of the par value of the shares issued and outstanding.

================================================================================

================================================================================

                            ------------------------

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

================================================================================

                     K & L ELECTRONICS PHOTO AND SUPPLY CO.
                              CROSS REFERENCE SHEET

Form SB-2 Item                                             Caption in Prospectus
                                     PART I

Item 1.   Front of Registration Statement and
          Outside Front Cover of Prospectus...........     Front of Registration
                                                                   Statement and
                                                                   Outside Front
                                                             Cover of Prospectus
Item 2.   Inside Front and Outside Back Cover
          Pages of Prospectus.........................              Inside Front
                                                                     and Outside
                                                                Back Cover Pages
                                                                   of Prospectus
Item 3.   Summary Information and Risk Factors........       Prospectus Summary;
                                                                    Risk Factors
Item 4.   Use of Proceeds.............................           Use of Proceeds
Item 5.   Determination of Offering Price.............            Not Applicable
Item 6.   Dilution....................................            Not Applicable
Item 7.   Selling Shareholders........................      Selling Shareholders
Item 8.   Plan of Distribution........................      Plan of Distribution
Item 9.   Legal Proceedings...........................            Business-Legal
                                                                     Proceedings
Item 10.  Directors, Executive Officers,
          Promoters and Control Persons...............                Management
Item 11.  Security Ownership of Certain Beneficial
          Owners and Management.......................      Management-Principal
                                                                    Stockholders
Item 12.  Description of Securities................... Description of Securities
Item 13.  Interest of Named Experts and Counsel.......            Not Applicable
Item 14.  Disclosure of Commission Position on
          Indemnification.............................        Indemnification of
                                                          Officers and Directors
Item 15.  Organization Within Last Five Years.........      Certain Transactions
Item 16.  Description of Business.....................                  Business
Item 17.  Management's Discussion and Analysis or
          Plan of Operation...........................   Management's Discussion
                                                                    and Analysis
                                                         of Financial Conditions
                                                          and Plan of Operations
Item 18.  Description of Property.....................       Business-Properties
Item 19.  Certain Relationships and
          Related Transactions........................      Certain Transactions
Item 20.  Market for Common Equity and Related
          Stockholder Matters.........................        Market Information
Item 21.  Executive Compensation......................  Management and Executive
                                                                    Compensation
Item 22.  Financial Statements........................      Financial Statements
Item 23.  Changes In and Disagreements
          With Accountants on Accounting
          and Financial Disclosure....................            Not Applicable

                                     PART II

Item 24.  Indemnification of Directors and Officers...
Item 25.  Other Expenses of Issuance and Distribution.
Item 26.  Recent Sales of Unregistered Securities.....
Item 27.  Exhibits....................................
Item 28.  Undertakings................................

SUBJECT TO COMPLETION, DATED April 14, 2000
PROSPECTUS


                     K & L ELECTRONICS PHOTO AND SUPPLY CO.

                1,000,000 SHARES OF COMMON STOCK $.001 PAR VALUE

This prospectus covers the resale, from time to time, of up to 1,000,000 shares of common stock, $.001 par value per share, of K & L Electronics Photo and Supply Co., a Nevada corporation, issued to Daniel L. Hodges and twenty-eight other investors for their own accounts in the over-the-counter market, at prevailing market prices, at negotiated prices or otherwise. We refer to the outstanding common stock of K & L as the "shares" or the "common stock" throughout this prospectus. We also refer to Mr. Hodges and the twenty-eight other investors as the "Selling Shareholders." The selling price of any shares will be determined by market factors at the time of resale. To our knowledge, none of the Selling Shareholders have made any arrangement with any brokerage firm for the sale of the shares. We issued the shares to the Selling Shareholders in various private offerings without registration since 1997. See "Selling Shareholders."

K & L will not be receiving any proceeds from the sale of shares by the Selling Shareholders but will bear all of the expenses of the registration of the shares.

K & L's common stock is not currently listed or quoted on any quotation medium. There can be no assurance that K & L's common stock will ever be quoted on any quotation medium or that any trading market for K & L's common stock will ever develop.

                            ------------------------

SEE "RISK FACTORS" BEGINNING ON PAGE 2 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY INVESTORS.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------

               The date of this prospectus is April 14, 2000


   [Place the following paragraph landscape across the left side of the page.]

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not an offer to buy these securities in any state where the offer or sale is not permitted.

                                TABLE OF CONTENTS

                                                                            Page
Prospectus Summary..........................................................   1
Risk Factors................................................................   2
Use of Proceeds.............................................................   7
Market Information..........................................................   7
Selling Shareholders........................................................   7
Selected Financial Data.....................................................  11
Management's Discussion and Analysis of Financial Condition
     and Results of Operations..............................................  13
Business....................................................................  18
Management..................................................................  20
Certain Transactions........................................................  27
Description of Securities...................................................  28
Indemnification of Officers and Directors...................................  28
Transfer Agent, Warrant Agent and Registrar.................................  28
Shares Eligible for Future Sale.............................................  29
Plan Distribution...........................................................  29
Legal Matters...............................................................  30
Experts.....................................................................  30
Additional Information......................................................  30


Until 90 days after the effective date, all dealers that effect transactions in these shares, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

No dealer, sales representative or any other person has been authorized to give any information or to make any representations in connection with the offering described in this prospectus other than those contained in this prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by K & L. Neither the delivery of this prospectus nor any sale made pursuant to this prospectus shall, under any circumstances, create any implication that there has been no change in the affairs of K & L since the date of this prospectus or that the information contained in it is correct as of any time subsequent to its date.

                               PROSPECTUS SUMMARY

Our summary is qualified by the more detailed information and consolidated financial statements, including the notes thereto, you will find elsewhere in this prospectus, including the information set forth under "Risk Factors." Some of the statements contained in the prospectus summary and throughout this prospectus regarding matters that are not historical facts, such as statements regarding K & L's growth strategy, are forward-looking statements as such term is defined in the Securities Act of 1933, as amended (the "Securities Act"). Since these forward-looking statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such statements. Factors that could cause actual results to differ materially include, but are not limited to, those discussed under "Risk Factors,"
"Management's Discussion and Analysis of Financial Condition and Plan of Operations" and "Business," as well as those discussed elsewhere in this prospectus.

K & L Electronics Photo and Supply Co.

K & L is a development stage company which was organized under the laws of the state of Nevada on December 31, 1997. K & L has not engaged in any operations other than organizational matters. It was formed specifically to be a "blank check" or "shell" corporation. The terms "blank check" or "shell" corporation are used to describe a company that either has no specific business plan or purpose or indicates that its business plan or purpose is to engage in a merger or acquisition with an unidentified company.

The primary activity of K & L will involve seeking merger or acquisition candidates with which it can either merge or acquire. K & L has not selected any company for acquisition or merger and does not intend to limit potential acquisition candidates to any particular field or industry. K & L does retain the right to limit acquisition or merger candidates, if it so chooses, to a particular field or industry. K & L's plans are in the conceptual stage only.

K & L's common stock is not listed on any recognized exchange or quoted on any quotation medium. There are no plans, proposals, arrangements or understandings with any persons concerning the development of a trading market in K & L's common stock. We cannot assure you that K & L will ever acquire a suitable merger or acquisition candidate or that its common stock will ever develop a trading market.

The Offering

K & L previously issued 1,000,000 shares of its common stock to 29 individuals. This prospectus covers any resale of these shares.

Common Stock Registered for Resale..............................1,000,000 shares
Common Stock Outstanding prior to the Offering..................1,000,000 shares
Common Stock Outstanding after the Offering.....................1,000,000 shares


                                  RISK FACTORS

K & L's business is subject to numerous risk factors. You should carefully consider the following risk factors, in addition to the other information appearing in this prospectus, before investing in the shares.

K & L HAS ONLY ONE DIRECTOR AND ONE OFFICER.

K & L's president and sole officer is Daniel L. Hodges. Mr. Hodges is the sole director and the majority shareholder. Because management consists of only Mr. Hodges, K & L does not benefit from multiple judgments that a greater number of directors or officers would provide. K & L must rely completely on the judgment of its sole officer and director when selecting a target company. The decision to enter into a business combination will likely be made without detailed feasibility studies, independent analysis, market surveys or similar information which, if K & L had more funds available to it, would be desirable. Mr. Hodges anticipates devoting only a nominal amount of time per month to the business of K & L. Mr. Hodges has not entered into a written employment agreement with K & L and he is not expected to do so. K & L has not obtained key man life insurance on Mr. Hodges. The loss of the services of Mr. Hodges would adversely affect development of K & L's business and its likelihood of continuing operations.

K & L HAS NO OPERATING  HISTORY,  NO REVENUE,  MINIMAL  ASSETS AND OPERATES AT A
LOSS.

K & L has no operating history or any revenues or earnings from operations. K & L has no significant assets or financial resources. K & L has operated at a loss to date and will, in all likelihood, continue to have operating expenses without corresponding revenues, at least until the consummation of a business combination. As of March 31, 2000, K & L had incurred expenses of approximately $3,800. Mr. Hodges has paid these expenses and he has no expectation or agreement with K & L for reimbursement for those expenses. There is no assurance that K & L will ever be profitable.

MR. HODGES MAY HAVE CONFLICTS OF INTEREST WITH K & L.

The terms of any future business combination involving K & L may include such terms as Mr. Hodges' remaining a director or officer of K & L following the business combination. However, the terms of a business combination may provide for a payment by cash, securities or otherwise to Mr. Hodges for the purchase or retirement of all or part of his common stock of K & L by a target company or for services rendered incident to or following a business combination. Mr. Hodges would directly benefit from such employment or payment. These benefits may influence Mr. Hodges' choice of a target company. In addition, the Articles of Incorporation of K & L provide that K & L indemnify its officers and/or directors for liabilities, which can include liabilities arising under the securities laws. Therefore, assets of K & L could be used or attached to satisfy any liabilities subject to such indemnification.

In addition, Mr. Hodges has participated or is currently participating in other blank check companies which may compete directly with K & L. See "Management - Executive Officers, Key Employees and Directors" for a listing of these companies. Additional conflicts of interest and non-arm's length transactions may also arise in the future. As of the date of this prospectus, Mr. Hodges has been or currently is involved with 130 shell companies, approximately 110 of which are or will be seeking business opportunities for mergers or acquisitions. Consequently, there are potential inherent conflicts of interest in Mr. Hodges' acting as officer and director of K & L. Conflicts could also arise if K & L were to enter into any business combination with a company in which Mr. Hodges is involved. This type of business transaction is not an arm's-length transaction because of Mr. Hodges' potential involvement with both parties. While there is no K & L policy prohibiting such a transaction, K & L currently does not intend to engage in a business combination of this type.

Many states, including Nevada where K & L is incorporated, have enacted laws to address breaches of fiduciary duties of management when conflicts of interest become problematic. You should note that shareholders' pursuit of remedies under state laws can be prohibitively expensive and time consuming.

K & L's PROPOSED OPERATIONS ARE SPECULATIVE.

The success of K & L's proposed plan of operation will depend to a great extent on the operations, financial condition and management of the not-yet-identified target company. While business combinations with entities having established operating histories are preferred, we cannot guarantee that K & L will be successful in locating candidates meeting such criteria. In the event K & L does complete a business combination, the success of K & L's operations will be dependent upon the management of the target company and numerous other factors beyond K & L's control. There is no assurance that K & L can identify a target company and consummate a business combination.

THE PURCHASE OF PENNY STOCKS CAN BE RISKY.

In the event that a public trading market develops for K & L's shares following a business combination, such securities may be classified as a "penny stock" depending upon their market price and the manner in which they are traded.
Section 3(a)(51) of the Securities Exchange Act of 1934 defines a "penny stock," for purposes relevant to K & L, as any equity security that has a market price of less than $5.00 per share and is not admitted for quotation and does not trade on the Nasdaq Stock Market or on a national securities exchange. For any transaction involving a penny stock, unless exempt, the rules require delivery by the broker of a document to investors stating the risks of investment in penny stocks, the possible lack of liquidity, commissions to be paid, current quotations and investors' rights and remedies, a special suitability inquiry, regular reporting to the investor and other requirements. Prices for penny stocks are often not available and investors are often unable to sell such stock. Thus an investor may lose his entire investment in a penny stock and consequently should be cautious of any purchase of penny stocks.

THERE IS A SCARCITY OF, AND SIGNIFICANT COMPETITION FOR, BUSINESS OPPORTUNITIES AND COMBINATIONS.

K & L is and will continue to be an insignificant participant in the business of seeking mergers with and acquisitions of business entities. A large number of established and well-financed companies, including venture capital firms, are active in mergers and acquisitions of companies which may be merger or acquisition target candidates for K & L. Nearly all of these other participants have greater financial resources, technical expertise and managerial capabilities than K & L. Consequently, K & L will be at a competitive disadvantage in identifying possible business opportunities and successfully completing a business combination. Moreover, K & L will also compete with numerous other small public companies in seeking merger or acquisition candidates.

CURRENTLY, THERE IS NO AGREEMENT FOR A BUSINESS COMBINATION WITH K & L AND NO MINIMUM REQUIREMENTS FOR A BUSINESS COMBINATION.

K & L has no current arrangement, agreement or understanding with respect to engaging in a business combination with any specific entity. We cannot guarantee that K & L will be successful in identifying and evaluating any suitable business opportunities or in concluding a business combination. We have not selected any particular industry or specific business within an industry as a potential target company. K & L has not established any criteria, including a specific length of operating history or a specified level of earnings, assets, and/or net worth, which it will require a target company to have achieved, or without which K & L would not consider a business combination with such business entity. Accordingly, K & L may enter into a business combination with a business entity having no significant operating history, losses, limited or no potential for immediate earnings, limited assets, negative net worth or other negative characteristics. We cannot guarantee you that K & L will be able to negotiate a business combination on terms favorable to K & L.

WE MAY BE DELAYED OR PRECLUDED FROM AN ACQUISITION BY REPORTING REQUIREMENTS.

Pursuant to the requirements of Section 13 of the Securities Exchange Act of 1934, K & L is required to provide certain information about significant acquisitions including audited financial statements of the acquired company. These audited financial statements must be furnished within 75 days following the effective date of a business combination. The target company will have the obligation for obtaining audited financial statements. The additional time and costs for some potential target companies to prepare financial statements may significantly delay or essentially preclude consummation of an otherwise desirable acquisition by K & L. Acquisition prospects that do not have, or are unable to obtain, the required audited statements may not be appropriate for acquisition so long as the reporting requirements of the Exchange Act are applicable. Notwithstanding a target company's agreement to obtain audited financial statements within the required time frame, these audited financials may not be available to K & L at the time of effecting a business combination. In cases where audited financials are unavailable, K & L will have to rely upon unaudited information that has not been verified by outside auditors in making its decision to engage in a transaction with the business entity. This risk increases the prospect that a business combination with such a business entity might prove to be an unfavorable one for K & L.

WE LACK MARKET RESEARCH AND MARKETING ORGANIZATION.

K & L has not conducted, and others have not made available to K & L, market research indicating that demand exists for the transactions we contemplate. Even in the event demand exists for a transaction of the type contemplated by K & L, there is no assurance K & L will be successful in completing any such business combination.

WE LIKELY WILL HAVE A CHANGE IN CONTROL AND MANAGEMENT FOLLOWING A BUSINESS COMBINATION.

A business combination involving the issuance of K & L's common stock will, in all likelihood, result in shareholders of a target company obtaining a controlling interest in K & L. As a condition of the business combination agreement, Mr. Hodges may agree to sell or transfer all or a portion of his common stock to provide the target company with all or majority control of K &
L. The resulting change in control of K & L will occur without your vote and will likely result in removal of Mr. Hodges as the present sole officer and director of K & L and a corresponding reduction in or elimination of his participation in the future affairs of K & L.

A BUSINESS COMBINATION WILL POSSIBLY DILUTE THE VALUE OF K & L's SHARES.

A business combination normally will involve the issuance of a significant number of additional shares of K & L's common stock. Depending upon the value of the assets acquired in the business combination, the per share value of K & L's common stock may increase or decrease, perhaps significantly.

THERE ARE STATE REGULATIONS WHICH MIGHT AFFECT THE TRANSFERABILITY OF K & L's SHARES.

K & L has not registered its shares for resale under the securities or "blue sky" laws of any state and has no plans to register or qualify its shares in any state. Current shareholders, and persons who desire to purchase the shares in any trading market that may develop in the future, should be aware that there may be significant state restrictions upon the ability of new investors to purchase the securities.

Blue sky laws, regulations, orders, or interpretations place limitations on offerings or sales of securities by "blank check" companies, or in "blind-pool" offerings, or if such securities represent "cheap stock" previously issued to promoters or others. These limitations typically provide, in the form of one or more of the following limitations, that such securities are:

o not eligible for sale under exemption provisions permitting sales without registration to accredited investors or qualified purchasers;

o    not  eligible  for  the  transactional   exemption  from  registration  for
     nonissuer transactions by a registered broker-dealer;

o not eligible for registration under the simplified small corporate offering registration (SCOR) form available in many states;

o not eligible for the "solicitations of interest" exception to securities registration requirements available in many states;

o required to be placed in escrow and the proceeds received held in escrow subject to various limitations; or

o not permitted to be registered or exempted from registration, and thus not permitted to be sold in the state under any circumstances.

Virtually all 50 states have adopted one or more of these limitations, or other limitations or restrictions affecting the sale or resale of stock of blank check companies, or securities sold in "blind pool" offerings or "cheap stock" issued to promoters or others. Specific limitations on offerings by blank check companies (or companies meeting such a definition, i.e., having no current business operations and no specific business plan or purpose) have been adopted in:

  Alaska                         Nevada                               Tennessee
  Arkansas                       New Mexico                           Texas
  California                     Ohio                                 Utah
  Delaware                       Oklahoma                             Vermont
  Florida                        Oregon                               Washington
  Georgia                        Pennsylvania
  Idaho                          Rhode Island
  Indiana                        South Carolina
  Nebraska                       South Dakota


K & L's selling efforts, and any secondary trading market which may develop, may only be conducted in those jurisdictions where an applicable exemption is available or where the shares have been registered. K & L has no current plan to register its shares in any state and does not anticipate doing so until after the consummation of a merger or acquisition, after which it will no longer be classified as a blank check company. K & L has not taken, and does not contemplate taking, any steps to ensure compliance with state securities laws.

A BUSINESS COMBINATION MAY RESULT IN UNFAVORABLE TAXATION TO K & L.

Federal and state tax consequences will, in all likelihood, be major considerations in any business combination K & L may undertake. Currently, such transactions may be structured so as to result in tax-free treatment to both companies, pursuant to various federal and state tax provisions. K & L intends to structure any business combination so as to minimize the federal and state tax consequences to both K & L and the target company. However, there can be no assurance that such business combination will meet the statutory requirements of a tax-free reorganization or that the parties will obtain the intended tax-free treatment upon a transfer of stock or assets. A non-qualifying reorganization could result in the imposition of both federal and state taxes which may have an adverse effect on both parties to the transaction and their shareholders.

                                 USE OF PROCEEDS

The principal purpose of this registration statement is to create a more liquid public market for K & L's common stock. Upon the effectiveness of this registration statement, all of K & L's outstanding shares of common stock will be registered for resale under the Securities Act. While K & L will bear the expenses of the registration of the shares, K & L will not realize any proceeds from any actual resales of the shares that might occur in the future. All proceeds from any resale will be received by the Selling Shareholders.

                               MARKET INFORMATION

K & L's common stock is not listed or quoted at the present time, and there is no present public market for K & L's common stock. There can be no assurance that a public market for K & L's common stock will ever develop.

Dividend Policy

K & L has never declared or paid cash dividends on its capital stock. K & L currently intends to retain earnings, if any, to finance the growth and development of its business and does not anticipate paying any cash dividends in the foreseeable future.

Holders

As of  the date of this prospectus, there are 29 shareholders of record.

                              SELLING SHAREHOLDERS

The following table sets forth certain information as of the date of this prospectus, with respect to the Selling Shareholders for whom K & L is registering shares for resale to the public.



                                                              Method of            Shares
                                                          Original Issuance     Beneficially         Maximum No. of
                                              Date of      (i.e. purchase,     Owned Prior to      Shares to be Sold
                 Name of                     Original        gift, etc.)        Offering (1)        Pursuant to this
             Security Holder                   Issue                                                Prospectus (1)

Daniel L. Hodges (2)                          1/4/98        For services         800,000 (4)           800,000 (4)
                                                            rendered (3)
Frank Anjakos                                 1/4/99        Gift (5)               2,000                 2,000

Cindy Baker                                   1/4/98        Gift (5)               2,000                 2,000

Steve Bays                                    1/4/99        Gift (5)               2,000                 2,000

Brain Delfs                                   1/4/98        Gift (5)               2,000                 2,000

James Delfs                                   1/4/98        Gift (5)               2,000                 2,000

Sam Erbst                                     1/4/98        Gift (5)               2,000                50,000

Gus Fotinos                                   1/4/98        Gift (5)               2,000                 2,000

Allyson Fox                                   1/4/98        Gift (5)               2,000                 2,000

Audra Guthery                                 1/4/98        Gift (5)               2,000                 2,000

David H. Hack                                 1/4/98        Gift (5)              50,000                 2,000

Matthew S. Hodges                             1/4/98        Gift (5)               2,000                 2,000

Kim Lasater                                   1/4/98        Gift (5)               2,000                 2,000

Jeff Milton                                   1/4/98        Gift (5)               2,000                 2,000

Suzanne Morvay                                1/4/98        Gift (5)               2,000                 2,000

Mike Neighbors                                1/4/98        Gift (5)               2,000                50,000

Thomas Nieman                                 1/4/98        Gift (5)               2,000                 2,000

Ron Olson                                     1/4/98        Gift (5)               2,000                 2,000

Mark Polifka                                  1/4/98        Gift (5)               2,000                 2,000

Sophie Radecki                                1/4/98        Gift (5)               2,000                 2,000

Jonathan Roberts                              1/4/98        Gift (5)              50,000                50,000
2102 N. Donner Avenue
Tucson, AZ  85749



Lowell E. Robinson                            1/4/98        Gift (5)               2,000                 2,000
P. O. Box 23
Arivaca, AZ  85601

Monica Romero                                 1/4/98        Gift (5)               2,000                 2,000

Melissa Saucedo                               1/4/98        Gift (5)               2,000                 2,000

Kevin Sherlock                                1/4/98        Gift (5)              50,000                 2,000

Howard Smith                                  1/4/98        Gift (5)               2,000                 2,000

John Sylvester                                1/4/98        Gift (5)               2,000                 2,000

Raymond Willey                                1/4/98        Gift (5)               2,000                 2,000

Jennifer L. Worden                            1/4/98        Gift (5)               2,000                 2,000
9055 E. Catlina Highway
No. 5206
Tucson, AZ  85749

(1) On October 20, 1999, the outstanding shares of K & L's common stock were forward split 1,000 to 1, resulting in a total of 1,000,000 shares outstanding.

(2)  Officer and director of K & L.

(3) These shares were issued in reliance on Section 4(2) of the Securities Act. In consideration of Mr. Hodges contributing $450 toward the organizational expenses of K & L, and for $350 in services rendered, on January 4, 1998, K & L issued Mr. Hodges 800 shares of K & L's common stock.

(4)  Restricted shares.

(5) These shares were issued to individuals as gifts by Mr. Hodges in reliance on Section 4(2) of the Securities Act (for U. S. residents) or Regulation S (for Canadian residents). No consideration (cash or otherwise) was received in exchange for the share issuances. The shares were gifted to individuals whom Mr. Hodges knew either through familial relationships or business associations. Mr. Hodges also selected individuals who could provide some potential for introducing K & L to potential merger or acquisition candidates or business opportunities as well as individuals who were willing to provide K & L with clerical services for no renumeration. There are no known relationships between any of the shareholders, or between Mr. Hodges as the sole officer and director and any shareholders, except that Matthew Hodges is the adult nephew of Mr. Hodges, Jennifer Warden is the wife of Mr. Hodges, and Brian Delfs and James Delfs are brothers.


--------------------------------------------------------------------------------
                State by State Tabulation of Selling Shareholders
--------------------------------------------------------------------------------
         Arizona                                               992,000
------------------------------------- ------------------------------------------

------------------------------------- ------------------------------------------
         California                                              4,000
------------------------------------- ------------------------------------------

------------------------------------- ------------------------------------------
         Canada                                                  4,000
------------------------------------- ------------------------------------------


All of the shares offered by this prospectus may be offered for resale, from time to time, by the Selling Shareholders, pursuant to this prospectus, in one or more private or negotiated transactions, in open market transactions in the over-the-counter market, or otherwise, or by a combination of these methods, at fixed prices that may be changed, at market prices prevailing at the time of the sale, at prices related to such market prices, at negotiated prices, or otherwise. The Selling Shareholders may effect these transactions by selling their shares directly to one or more purchasers or to or through broker-dealers or agents. The compensation to a particular broker-dealer or agent may be in excess of customary commissions. Each of the Selling Shareholders may be deemed an "underwriter" within the meaning of the Securities Act in connection with each sale of shares. The Selling Shareholders will pay all commissions, transfer taxes and other expenses associated with their sales.



                             SELECTED FINANCIAL DATA

The following selected consolidated financial data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Plan of Operations" and the Consolidated Financial Statements, including the Notes thereto, included elsewhere in this prospectus. The statement of operations data for the years ended 1998 and 1999 and the balance sheet data at 1998 and 1999 are derived from K & L's Consolidated Financial Statements, which have been audited by K & L's independent auditors, included elsewhere in this prospectus, and include all adjustments that K & L considers necessary for a fair presentation of the financial position and results of operations at that date and for such periods.




BALANCE SHEET DATA:

                                                                December 31,
                                                           ---------------------
                                                            1999           1998

Assets.......................................               $ --          $ --

Liabilities - Accounts Payable...............               $ --          $ 100

Stockholders' Equity:
   Common Stock, Par value $.001
      Authorized 100,000,000 shares,
      Issued 1,000,000 shares at
        December 31, 1999 and 1998...........               1,000         1,000
   Paid-In Capital...........................                 250           --
   Retained Deficit..........................              (1,100)       (1,100)
   Deficit Accumulated
     During the Development Stage............                (150)          --

      Total Stockholders' Equity.............                 --           (100)

      Total Liabilities and
        Stockholders' Equity.................               $ --          $ --





STATEMENT OF OPERATIONS DATA:

                                                      Cumulative Since Inception
                               For Year Ended               of Development
                                 December 31,                   Stage
                            --------------------
                             1999          1998
Revenues:
Expenses:                    $ --          $ --                 $ --
                               150         1,100                  150
      Net Loss               $(150)      $(1,100)               $(150)

Basic & Diluted
  loss per share             $ --          $ --                 $ --

                MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                        CONDITION AND PLAN OF OPERATIONS

We ask that you read the following discussion in conjunction with K & L's Consolidated Financial Statements, including the Notes thereto, which appear elsewhere in this prospectus.

Company Overview

K & L was dormant from its inception on December 31, 1997 until October 20, 1999. K & L has been in the developmental stage since October 20, 1999 and has no operations to date. Other than issuing shares, K & L never commenced any operational activities. K & L's common stock is not listed on any recognized exchange or quoted on any quotation medium. We can not assure you that K & L will ever acquire a suitable merger or acquisition candidate or that its common stock will ever develop a trading market.

Plan Of Operations - General

K & L was organized for the purpose of creating a corporate vehicle to seek, investigate and, if such investigation warrants, acquire an interest in one or more business opportunities presented to it by persons or firms who or which desire to seek perceived advantages of a publicly held corporation. At this time, K & L has no plan, proposal, agreement, understanding or arrangement to acquire or merge with any specific business or company, and K & L has not identified any specific business or company for investigation and evaluation. Mr. Hodges, K & L's sole officer and director, has not had any material discussions with any company with respect to K & L's acquisition of that company.

K & L will not restrict its search to any specific business, industry or geographical location, and K & L may participate in a business venture of virtually any kind or nature. Our discussion of the proposed business of K & L is purposefully general and is meant to demonstrate K & L's virtually unlimited discretion to search for and enter into potential business opportunities.

Sources Of Opportunities

K & L does not intend to actively seek out investors. Rather, K & L seeks to merge with or acquire assets or shares of an entity which is already actively engaged in a business that generates revenues, in exchange for K & L's common stock. Mr. Hodges expects that upon successful regulatory clearance of this Registration Statement on Form SB-2, he will be contacted by a number of target companies.

In addition, K & L anticipates that business opportunities will be referred to K & L by various sources, including Mr. Hodges, professional advisers, securities broker-dealers, venture capitalists, members of the financial community, and others who may present unsolicited proposals. K & L will seek a potential business opportunity from all known sources, but will rely principally on personal contacts of Mr. Hodges as well as indirect associations between him and other business and professional people. We can not predict the number of individuals or companies who may approach Mr. Hodges about K & L.

K & L will not enter into a business combination with a company in which Mr. Hodges or his affiliates or associates has a current ownership interest. However, there is no policy, corporate bylaw or shareholder resolution prohibiting K & L from merging or acquiring a business, asset or company in which any potential promoter, affiliate or associate of K & L or Mr. Hodges has any direct or indirect ownership.

K & L does not currently plan to engage professional firms specializing in business acquisitions or reorganizations; however K & L has not formulated any policy regarding the use of consultants or outside advisors. In addition, K & L has not, and does not intend to, advertise in search of business opportunities. However, K & L may, in the future, advertise and promote K & L in financial newspapers, magazines and on the Internet.

K & L may seek a business opportunity with a firm that only recently commenced operations, or a developing company in need of additional funds for expansion into new products or markets, or an established company seeking a public vehicle. In some instances, a business opportunity may involve the acquisition or merger with a corporation which does not need substantial additional cash but which desires to establish a public trading market for its common stock. K & L may purchase assets and establish wholly owned subsidiaries in various businesses or purchase existing businesses as subsidiaries.

K & L anticipates that its selection of a business opportunity in which to participate may be complex and extremely risky. Because of general economic conditions, rapid technological advances being made in some industries and shortages of available capital, Mr. Hodges believes that there are numerous firms seeking the benefits of a publicly traded corporation like K & L. The perceived benefits of a publicly traded corporation may include facilitating or improving the terms on which additional equity financing may be sought, providing liquidity for the principals of a business, creating a means for providing incentive stock options or similar benefits to key employees, providing liquidity (subject to restrictions of applicable statues) for all shareholders, and other factors. Potentially available business opportunities may occur in many different industries and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex.

K & L has, and will continue to have, insufficient capital with which to provide the owners of potential target companies with any significant cash or other assets. However, Mr. Hodges believes K & L will offer owners of business opportunities the opportunity to acquire a controlling ownership interest in a public company at substantially less cost than is required to conduct an initial public offering. The owners of the business opportunities will, however, incur significant post-merger or acquisition registration costs in the event they wish to register a portion of their shares for subsequent sale. The target company will also incur significant legal and accounting costs in connection with the business combination including the costs of preparing post-effective amendments, Forms 8-K, agreements and related reports and documents. However, Mr. Hodges has not conducted market research and is not aware of statistical data which would support the perceived benefits of a merger or acquisition transaction for the owners of a business opportunity.

Evaluation Of Opportunities

The analysis of new business opportunities will be undertaken by, or under the supervision of, Mr. Hodges, who may not be considered a professional business analyst. Mr. Hodges will be the key person in the search, review and negotiation with potential acquisition or merger candidates. While Mr. Hodges likely has no quantifiable experience in the businesses of any particular target companies that may be reviewed, he has experience in managing development stage companies similar to K & L. Mr. Hodges will rely upon his own efforts in accomplishing the business purposes of K & L. Mr. Hodges is currently employed in other positions and will devote only a nominal portion of his time to the business affairs of K & L, until such time as an acquisition has been determined to be highly favorable. After that time, however, Mr. Hodges expects to spend full time in investigating and closing any acquisition. In addition, in the face of competing demands for his time, Mr. Hodges may grant priority to his other positions rather than to K & L.

For example, in analyzing prospective business opportunities, Mr. Hodges will consider the following matters:

the available technical, financial and managerial resources; working capital and other financial requirements of the target;

o    the target's history of operations, if any;

o    the target's prospects for the future;

o    the present and expected competition in the target's industry;

o the quality and experience of management services which may be available and the depth of that management within the target;

o the potential for further research, development or exploration in the target's industry;

o specific risk factors which may be anticipated to impact the proposed activities of K & L;

o    the potential for growth or expansion and profit;

o the perceived public recognition or acceptance of products, services or trades of the target and the industry and brand or name identification; and

o    all other relevant factors.

Mr. Hodges and/or his legal and financial advisers intend to meet personally with management and key personnel of the firm sponsoring the business opportunity as part of their investigation. To the extent possible, K & L intends to utilize written reports and personal investigation to evaluate the above factors. K & L will not acquire or merge with any company for which audited financial statements cannot be obtained.

Mr. Hodges is currently involved in promoting approximately 110 blank check companies, many of which have registered their shares with the SEC under the Securities and Exchange Act of 1934. All of these companies are in various stages of searching for merger or acquisition opportunities, and thus, there are potential inherent conflicts of interest in Mr. Hodges' acting as officer and director of K & L and these other companies. See "Business-Management" for a listing of companies in which Mr. Hodges is involved. Insofar as he is engaged in other business activities, Mr. Hodges anticipates he will devote only a nominal amount of time to K & L's affairs. In addition, Mr. Hodges may in the future become a shareholder, officer or director of other companies which may be formed for the purpose of engaging in business activities similar to those conducted by K & L. Accordingly, additional direct conflicts of interest may arise in the future with respect to such other entities. See "RISK FACTORS - MR. HODGES MAY HAVE CONFLICTS OF INTEREST WITH K & L" for more discussion on potential conflicts of interest.

K & L does not currently have a right of first refusal pertaining to opportunities that come to Mr. Hodges' attention insofar as such opportunities may relate to K & L's proposed business operations. Mr. Hodges will consider merger and/or acquisition opportunities and intends to make them available to K & L and the companies that he is affiliated with on an equal basis and in his sole discretion. K & L has not adopted any conflict of interest policy with respect to these types of transactions. If a situation arises in which more than one company with which Mr. Hodges is involved desires to merge with or acquire a specific target company and the principals of the proposed target company have no preference as to which company will merge or acquire the target company, the company that first filed a registration statement with the Securities and Exchange Commission will be entitled to proceed with the proposed transaction.

Acquisition Of Opportunities

K & L does not intend to make any loans to any prospective merger or acquisition candidates or unaffiliated third parties. However, as is customary in the industry, K & L may pay a finder's fee for persons locating and introducing an acquisition prospect. In the event K & L consummates a transaction with an entity introduced by a finder, we may compensate the finder for the referral in the form of a finder's fee. If a finder's fee is paid, we anticipate that the finder's fee will be either in the form of restricted common stock issued by K & L as part of the terms of the proposed transaction, or in the form of cash consideration. If the finder's fee is paid in the form of common stock, the Board of Directors will approve this issuance. If the finder's fee is in the form of cash, the payment will have to be tendered by the acquisition or merger candidate because K & L has insufficient cash available to make any fee payment. If any such fee is paid, it will be approved by K & L's Board of Directors and will be in accordance with the industry standards. Such fees are customarily between 1% and 5% of the size of the transaction, based upon a sliding scale of the dollar amount involved. These fees are typically in the range of 5% on a $1,000,000 transaction ratably down to 1% in a $4,000,000 transaction.

As part of any transaction, the acquired company may require that Mr. Hodges or other shareholders of K & L sell all or a portion of their shares to the acquired company, or to the principals of the acquired company. The sales price of these shares may be lower than the anticipated market price of K & L's common stock at that time. K & L shareholders will not be provided the opportunity to approve or consent to such sale.

Mr. Hodges may actively negotiate for the purchase of his common stock as a condition to or in connection with a proposed merger or acquisition transaction. Any terms of a sale of Mr. Hodges' shares may not be afforded to other shareholders of K & L. The opportunity to sell all or a portion of his shares in connection with an acquisition may influence Mr. Hodges' decision to enter into a specific transaction. However, Mr. Hodges believes that since the anticipated sales price will potentially be less than market value, the potential of a stock sale will be a material factor in any decision to enter a specific transaction. This description of potential sales of Mr. Hodges' stock is not based upon any corporate bylaw, shareholder or board resolution, or contract or agreement. No other payments of cash or property are expected to be received by Mr. Hodges in connection with any acquisition.

In implementing a structure for a particular business acquisition, K & L may become a party to a merger, consolidation, reorganization, joint venture, franchise or licensing agreement with the target corporation. K & L may also purchase stock or assets of the existing business. On the consummation of a transaction, it is likely that the present management and shareholders of K & L will not be in control of K & L. Mr. Hodges may, as part of the terms of the acquisition transaction, resign and be replaced by new officers and directors without a vote of K & L's shareholders. Except as may be required by state or federal securities law applicable to the particular form of transfer, K & L does not intend to provide K & L's shareholders with any complete disclosure documents, including a proxy statement and/or audited financial statements, concerning an acquisition or merger candidate and its business prior to the consummation of any acquisition or merger transaction.

A potential target might insist that K & L issue the target shares of K & L's common stock as part of the business combination. We believe that any stock that K & L might issue in any reorganization would be issued in reliance on exemptions from registration under applicable federal and state securities laws. In some circumstances, however, as a negotiated element of this transaction, K & L may agree to register the shares either at the time the transaction is consummated, under certain conditions or at specified time thereafter. The issuance of substantial additional shares of stock and their potential sale into any trading market in K & L's common stock may have a dilutive and depressive effect on such trading market.

While the actual terms of a transaction to which K & L may be a party cannot be predicted, we expect that the parties to the business combination will want to avoid the creation of a taxable event and structure the acquisition in a so called "tax free" reorganization under Sections 368(a)(1) or 351 of the Internal Revenue Code of 1986, as amended. In order to obtain tax-free treatment, it may be necessary for the owners of the acquired business to own 80% or more of the voting stock of the surviving entity. In this event, the shareholders of K & L, including past and current investors, would retain less than 20% of the issued and outstanding shares of the surviving entity, which could result in significant dilution in the equity of such shareholders.

K & L will not have sufficient funds (unless it is able to raise funds in a private placement) to undertake any significant development, marketing and manufacturing of any products which it may acquire. K & L does not intend to raise any funds, via private placement or otherwise, prior to the effectiveness of a merger or acquisition. Upon the merger or acquisition, K & L intends to obtain funds in one or more private placements to finance the operation of the acquired business. Persons purchasing securities in these placements and other shareholders may not have the opportunity to participate in the decision relating to any acquisition. K & L's proposed business is sometimes referred to as a blank check because any investors will entrust their investment to K & L's management before they have a chance to analyze any ultimate use to which their money may be put. Accordingly, K & L would probably be required to give up a substantial portion of its interest in any acquired product. We cannot assure you that K & L will be able either to obtain additional financing or interest third parties in providing funding for the further development, marketing and manufacturing of any products acquired.

We believe that the investigation of specific business opportunities and the negotiation, drafting and execution of relevant agreements, disclosure documents and other instruments will require substantial time, attention and costs for accountants, attorneys and others. If K & L and/or the target business decide not to participate in a specific business opportunity, the costs incurred in the related investigation would not be recoverable.

Liquidity And Capital Resources

K & L has never previously undertaken an offering of its common stock. Mr. Hodges has contributed all current expenses of K & L. K & L has no assets, no liquidity and no capital resources.


                                    BUSINESS

K & L

Since its formation on December 31, 1997, K & L has not engaged in any operations other than organizational matters. It was formed specifically to be a "blank check" or "clean public shell" corporation, for the purpose of either merging with or acquiring an operating company with operating history and assets. K & L is a "clean public shell" because it has not commenced operational activities, and has no debt liabilities. K & L has not been involved in any litigation nor has it had any prior regulatory problems or business failures. We believe that a strong attraction of K & L as a merger partner or acquisition vehicle will be its status as a reporting public company without any history of prior business failures, litigation or prior regulatory problems.

Mr. Hodges was not the original incorporator of K & L. Mr. Hodges retained the services of Laughlin & Associates to incorporate or provide already incorporated Nevada and Wyoming companies. Subsequent to incorporation, the original incorporator resigned as director and Mr. Hodges was appointed as sole officer and director of K & L. Mr. Hodges continues to be the sole officer and director of K & L and majority shareholder.

As the sole director, Mr. Hodges has commenced implementation of K & L's principal business purpose, which is to seek merger or acquisition candidates. K & L intends to seek to acquire assets or shares of an entity actively engaged in business which generates revenues, in exchange for its securities. K & L has not selected any company as an acquisition or merger candidate and does not intend to limit itself to any particular field or industry, but does, in its sole discretion, retain the right to do so. K & L's plans are in the conceptual stage only. There is no relationship between the particular name of K & L and K & L's intended business plan. If successful in completing a merger or acquisition, K & L expects that it would change its name to reflect the marketing goals of the business combination.

Properties

K & L has a working agreement with one of its shareholders for use of office space, telephones and secretarial services supplied free of charge to K & L. K & L has no property.

Competition

K & L is an insignificant participant which competes among firms which engage in business combinations with, or financing of, development stage enterprises. There are many established management and financial consulting companies and venture capital firms which have significantly greater financial and personnel resources, technical expertise and experience than K & L in this field. In view of K & L's limited financial resources and management availability, K & L continues to be at a significant competitive disadvantage.

Regulation And Taxation

K & L intends to structure a merger or acquisition in such a manner as to minimize federal and state tax consequences to K & L and to any target company.

Patents

K & L owns no patents and no Internet domain names.

Employees

K & L has no full-time or part-time employees. Mr. Hodges, the sole officer and director of K & L, has agreed to allocate a nominal portion of his time to the activities of K & L without compensation.

Legal Proceedings

K & L is not subject to any pending litigation, legal proceedings or claims.

                                   MANAGEMENT


Executive Officers, Key Employees And Directors

The members of the Board of Directors of K & L serve until the next annual meeting of shareholders, or until their successors have been elected. The officers serve at the pleasure of the Board of Directors.

Currently, there is only one executive officer, key employee and director of K & L:

        Name                        Age              Position

Daniel L. Hodges           34               President/Secretary/Director

DANIEL L. HODGES. Daniel L. Hodges has been the sole Director, President, Chief Financial Officer and Secretary of K & L since shortly after its formation. Mr. Hodges has been president and director of Solomon Consulting Corp. which specializes in corporate and securities consulting since 1995. He has owned and operated an industrial manufacturing company, "APRI, Inc." since 1998. APRI, Inc. (which stands for Architectural PRoducts Incorporated) is a company in the business of manufacturing concrete precast products such as pillars, balastrade assemblies, wainscot, benches, etc. APRI ceased operations in 1999 and is in the process of selling the casting and molding assets for the sum of $150,000 to a third party named Cornerstone Precast, LLC. Mr. Hodges has no affiliation with Cornerstone Precast, LLC. APRI, Inc. had gross revenues of $383,000 in 1998 and estimated gross revenues of $140,000 in 1999. APRI, Inc. leased premises in Tucson, Arizona of 8,000 square feet of industrial warehouse space for its operations. This lease terminated in 1999. APRI never had more than eight employees at any one time. Mr. Hodges is currently on the board of directors of two charitable organizations as well as a number of blank check companies, as we indicate on the chart below. Mr. Hodges received his B.S. from Thomas A. Edison State College in Trenton, New Jersey. He is also a graduate of the U.S. Air Force Undergraduate Pilot Training program and is currently the rank of Captain as an officer in the Air National Guard.

The following chart summarizes certain information concerning the blank check companies with which Mr. Hodges is or has been a director and which have filed or intend to file a registration statement with the SEC. The term "n/a" indicates that the company referenced has not entered into an agreement for a business combination or merger.

Company Name                              Inc.          Form10SB          SEC File No.  Merger Info-
                                          State         File Date                       If Applic.

A Better Way Financial Corporation        Wyoming       01/24/2000        0-29061                n/a
Amazing Investments, Inc.                 Wyoming       12/23/1999        0-28533                n/a
American Frontiers Marketing Company      Wyoming       01/26/2000        0-29131                n/a
Arcadia Investments, Inc.                 Wyoming       12/17/1999        0-28535                n/a
Blackjack Financial, Inc.                 Wyoming       12/17/1999        0-28531                n/a
Boulder Creek Financial, Inc.             Wyoming       12/23/1999        0-28623                n/a
Business to Business, Inc.                Wyoming       12/17/1999        0-28533                n/a
Caprock Canyon Investments, Inc           Wyoming       12/27/1999        0-28647                n/a
Cedar Grove Marketing, Inc.               Wyoming       12/22/2000        0-28615                n/a
Cherokee Investments, Inc.                Wyoming       01/05/2000        0-28777                n/a
Coyote Canyon Corporation                 Wyoming       01/26/2000        0-29133                n/a
Easy Living Investments, Inc.             Wyoming       01/26/2000        0-29135                n/a
Equality Investments, Inc.                Wyoming       01/26/2000        0-29137                n/a
Essential Solutions, Inc.                 Wyoming       01/26/2000        0-29139                n/a
Fantastic Financial Corporation           Wyoming       01/24/2000        0-29063                n/a
Feather Valley Financial, Inc.            Wyoming       12/27/1999        0-28649                n/a
Freedom Financial Corporation             Wyoming       12/27/1999        0-28651                n/a
Granite Cliffs Incorporated               Wyoming       12/27/1999        0-28653                n/a
Harvest Valley Ventures, Inc.             Wyoming       12/22/1999        0-28617                n/a
Magical Marketing, Inc.                   Wyoming       12/22/1999        0-28611                n/a
Monumental Marketing, Inc.                Wyoming       01/05/2000        0-28769                n/a
Neighborhood Investments,Ltd.             Wyoming       12/27/1999        0-28655                n/a
Preferred Investments, Inc.               Wyoming       01/26/2000        0-29141                n/a
Private Access, Inc.                      Wyoming       01/26/2000        0-29143                n/a
Red Butte Financial, Inc.                 Wyoming       01/26/2000        0-29151                n/a
Spring Valley Management Corporation      Wyoming       01/26/2000        0-29145                n/a
Stone Field Management Company            Wyoming       01/26/2000        0-29147                n/a
Stonewall Financial, Ltd.                 Wyoming       12/22/1999        0-28613                n/a
Sweetwater Investing, Inc.                Wyoming       01/04/2000        0-28751                n/a
Unimann, Inc.                             Wyoming       12/23/1999        0-28625                n/a
Valuable Ventures, Inc.                   Wyoming       12/27/1999        0-28673                n/a
Walnut Valley Ventures, Inc.              Wyoming       01/26/2000        0-29153                n/a
Western Financial Corporation             Wyoming       01/26/2000        0-29149                n/a
White Horse Resources, Inc.               Wyoming       01/24/2000        0-29065                n/a
White Oak Corporation                     Wyoming       12/27/1999        0-28671                n/a
Achievement Investments                   Nevada        02/16/2000        0-29535                n/a
American Machine, Inc.                    Nevada        02/11/2000        0-29465                n/a
Buccaneer Marketing & Investments         Nevada        02/11/2000        0-29467                n/a
Conservative West, Inc.                   Nevada        02/11/2000        0-29469                n/a
Deerwood, Inc.                            Nevada        02/11/2000        0-29471      Withdrawal in Process(1)
Essential Laser Concepts Ltd.             Nevada        02/16/2000        0-29533                n/a
Everyday Assembly Productions, Inc.       Nevada        02/16/2000        0-29537                n/a
Forgotten Investments Company, Inc.       Nevada        02/16/2000        0-29539                n/a
Green Clover Luck Corporation             Nevada        02/16/2000        0-29541                n/a
Green Oaks Concepts, Ltd.                 Nevada        02/16/2000        0-29543                n/a
In Full Affect, Inc.                      Nevada        02/16/2000        0-29545                n/a
K.B. Far Incorporation                    Nevada        02/16/2000        0-29547                n/a
Knight Investment Ltd.                    Nevada        02/16/2000        0-29549                n/a
Market Integrity, Inc.                    Nevada        02/16/2000        0-29569                n/a
Nascent Technology, Inc.                  Nevada        02/16/2000        0-29551                n/a
Obligation Futures, Inc.                  Nevada        02/16/2000        0-29553                n/a
Par 3 Services, Inc.                      Nevada        02/16/2000        0-29555                n/a
Passover Management International, Inc.   Nevada        02/16/2000        0-29571                n/a
Profits Emporium, Inc.                    Nevada        02/16/2000        0-29557                n/a
Ring of Fire Marketing, Ltd.              Nevada        02/16/2000        0-29559                n/a
Seminar Strategies & Marketing, Inc.      Nevada        02/16/2000        0-29561                n/a
Silver Rose Development, Inc.             Nevada        02/23/2000        0-29659                n/a
Social Engagements, Inc.                  Nevada        02/16/2000        0-29563                n/a
Superior Global Services, Inc.            Nevada           n/a              n/a                  n/a
Triumphant Endeavors, Inc.                Nevada        02/22/2000        0-29629                n/a
Alph-Net Consulting Group, Inc.           Nevada           n/a              n/a                  n/a
Ambercom Incorporated                     Nevada           n/a              n/a                  n/a
Arthur Morris, Inc.                       Nevada           n/a              n/a                  n/a
Big Surf, Inc                             Nevada        01/12/2000        0-28857                n/a
Casterbridge Management, Inc.             Nevada        01/26/2000        0-29157                n/a
Cerritos Holdings                         Nevada        10/20/1999        0-27733        See details below (2)
Cirrus Development Corp.                  Nevada        01/14/2000        0-28899                n/a
Clearwater Communications, Corp.          Nevada        02/02/2000        0-29289                n/a
Flozone Marketing Co., Inc,               Nevada           n/a              n/a                  n/a
G.E. Pension Capital Management Corp      Nevada           n/a              n/a                  n/a
GENETI Corp.                              Nevada        01/14/2000        0-28901                n/a
Glass Dolphin, Inc.                       Nevada        01/12/2000        0-28851                n/a
H&L Investments                           Nevada        10/20/1999        0-27735        See details below (3)
HJS & BDS, Inc.                           Nevada           n/a              n/a                  n/a
Interlock Services                        Nevada        11/08/1999        0-27983        See details below (4)
International Lottery & Gaming, Inc.      Nevada        01/25/2000        0-29119                n/a
K&L Electronics Photo and Supply, Co.     Nevada           n/a              n/a                  n/a
Klamath Falls Corp.                       Nevada           n/a              n/a                  n/a
Laredo Investments, Inc.                  Nevada        11/05/1999        0-27959        See details below (5)
M.H. Trucking, Inc.                       Nevada           n/a              n/a                  n/a
Models, Inc.                              Nevada        01/12/2000        0-28855                n/a
Morenci Corp.                             Nevada        10/20/1999        0-27737        See details below (6)
Netsite Media, Inc.                       Nevada           n/a              n/a                  n/a
Nova Masonry, Inc.                        Nevada           n/a              n/a                  n/a
Pacific Administrative Services, Inc.     Nevada        01/12/2000        0-28849                n/a
Peppercorn Industrial Corporation         Nevada        01/26/2000        0-29155                n/a
Phantom Consulting Corp.                  Nevada        01/26/2000        0-29159                n/a
Providence Holdings, Inc.                 Nevada           n/a              n/a                  n/a
PSM Corp.                                 Nevada        10/20/1999        0-27739        See details below (7)
RBO Holdings Inc.                         Nevada        01/12/2000        0-28859                n/a
RK Johnson Ltd.                           Nevada        01/12/2000        0-28853                n/a
Rome in a Day, Inc.                       Nevada           n/a              n/a                  n/a
Solco International, Inc.                 Nevada        12/02/1999        0-28337                n/a
Tridex Investing Inc.                     Nevada        01/14/2000        0-28905                n/a
Troiler USA, Inc.                         Nevada        01/25/2000        0-29117                n/a
Two Sisters Enterprises, Inc.             Nevada           n/a              n/a                  n/a
Visionary Media, Inc.                     Nevada           n/a              n/a                  n/a
Zenger, Inc.                              Nevada           n/a              n/a                  n/a
Horse Tooth Ventures, Inc.                Wyoming          n/a              n/a                  n/a
Owl Canyon Ventures, Inc.                 Wyoming          n/a              n/a                  n/a
Table Mountain Resources, Inc.            Wyoming          n/a              n/a                  n/a
Snake River Resourses, Inc.               Wyoming          n/a              n/a                  n/a
High peak Ventures, inc.                  Wyoming          n/a              n/a                  n/a
Grassy Pond Properties, Inc.              Wyoming          n/a              n/a                  n/a
Expert Investing, Inc.                    Wyoming          n/a              n/a                  n/a
Chinook Winds, Inc.                       Wyoming          n/a              n/a                  n/a
Diamond Opportunities, Inc.               Wyoming          n/a              n/a                  n/a
Crystal River Resources                   Wyoming          n/a              n/a                  n/a
Platte Holding Company                    Wyoming          n/a              n/a                  n/a
Sharp Spur Financial Corporation          Wyoming          n/a              n/a                  n/a
Blue Mountains, Inc.                      Wyoming          n/a              n/a                  n/a
Shell Canyon Ventures                     Wyoming          n/a              n/a                  n/a
Sunnyside Investments, Inc.               Wyoming          n/a              n/a                  n/a
Crow Creek Financial Services, Inc.       Wyoming          n/a              n/a                  n/a
Ponderosa Properties, Inc.                Wyoming          n/a              n/a                  n/a
Action Investments, Inc.                  Wyoming          n/a              n/a                  n/a
Medicine Bow Investments, Inc.            Wyoming          n/a              n/a                  n/a
Lonesome Pine Investments, Inc.           Wyoming          n/a              n/a                  n/a
Tribeworks, Inc. (fka Pan World Corp)     Nevada      Non-Reporting         n/a          See details below (8)
Kestrel Equity Corporation                Arizona       12/17/1999        0-28553        See details below (9)
Avaterra.com, Inc. (fka Pockets Hldng)    Arizona     Non-Reporting         n/a         See details below (10)
Netmeasure Techn. (fka Powertech, Inc)    Nevada        10/15/1999        0-27675       See details below (11)
Landstar, Inc.                            Nevada        01/04/2000        1-15597       See details below (12)
Hyaton Corporation                        Nevada        10/28/1999        0-27853       See details below (13)
Phileo Management Company                 Nevada      Non-Reporting         n/a         See details below (14)
ImuMed Int'l  (fka Viper Resources, Inc.  Nevada      Non-Reporting         n/a         See details below (15)
Upland Properties, Inc.                   Nevada      Non-Reporting         n/a         See details below (16)
Solomon Alliance Group, Inc.              Nevada        03/16/2000        0-29973       See details below (17)
Pioneer Spirit 2000, Inc.                 Nevada      Non-Reporting         n/a         See details below (18)
Merendon International, Inc.              Nevada      Non-Reporting         n/a         See details below (19)


(1) Deerwood, Inc. The filing with the SEC erroneously included incorrect data. The filing will be withdrawn and resubmitted.

(2) Cerritos Holdings, Inc. Mr. Hodges relinquished control of the company through a resignation of his positions and sale of the control block of issued and outstanding stock held by him (800,000 shares) back to the treasury of the company for cancellation. He received an amount of $150,000 in cash for the combination of stock sold and fees owed to him by the company. Subsequent to Mr. Hodges resignation, the company began operations in the entertainment industry in Vancouver, B.C. to provide studio, production and set services for TV and major motion pictures. Mr. Hodges has no affiliation or ties to the current company, nor has he, since the date of his resignation on January 8, 2000. The company trades under the symbol CERH.

(3) H&L Investments, Inc. Mr. Hodges relinquished control of the company through a resignation of his positions and sale of the control block of issued and outstanding stock held by him (800,000 shares) back to the new board chairman for cancellation. He received an amount of $100,000 in cash for the combination of stock sold and fees owed to him by the company. Subsequent to Mr. Hodges resignation, the company began operations in the Internet industry by merging with Asia4Sale.com, Inc. and changed its name. Mr. Hodges has no affiliation or ties to the current company, nor has he, since the date of his resignation on December 20, 1999. The company now trades under the symbol AFSI.

(4) Interlock Services, Inc. Mr. Hodges relinquished control of the company through a resignation of his positions and sale of the control block of issued and outstanding stock held by him (800,000 shares) back to the treasury of the company for cancellation. He received an amount of $110,000 in cash for the combination of stock sold and fees owed to him by the company. Subsequent to Mr. Hodges resignation, the company began operations in the Internet industry by merging with 2DoBusiness.com, Inc. and changed its name. Mr. Hodges has no affiliation or ties to the current company, nor has he, since the date of his resignation on December 21, 1999. The company now trades under the symbol DOBZ.

(5) Laredo Investments, Inc. Mr. Hodges relinquished control of the company through a resignation of his positions and sale of the control block of issued and outstanding stock held by him (800,000 shares) back to the treasury of the company for cancellation. He received an amount of $100,000 in cash for the combination of stock sold and fees owed to him by the company. Subsequent to Mr. Hodges' resignation, the company announced on March 3, 2000 that it intends to acquire 100% of the stock of GFR Nutritionals, Ltd. which is engaged in the manufacture and sale of health industry products. Mr. Hodges has no affiliation or ties to the current company, nor has he, since the date of his resignation on January 5, 2000. The company trades under the symbol LRDI.

(6) Morenci Corp. Mr. Hodges relinquished control of the company through a resignation of his positions and sale of the control block of issued and outstanding stock held by him (800,000 shares) back to the treasury of the company for cancellation. He received an amount of $150,000 in cash for the combination of stock sold and fees owed to him by the company. Subsequent to Mr. Hodges resignation, the company began operations in the Internet industry by merging with esportsbike.com, Inc. Mr. Hodges has no affiliation or ties to the current company, nor has he, since the date of his resignation on January 8, 2000. The company trades under the symbol MORN.

(7) PSM Corp. Mr. Hodges relinquished control of the company through a resignation of his positions and sale of the control block of issued and outstanding stock held by him (800,000 shares) back to the treasury of the company for cancellation. He received an amount of $100,000 in cash for the combination of stock sold and fees owed to him by the company. Subsequent to Mr. Hodges resignation, the company began operations in the service industry by merging with Mentor on Call, Inc. Mr. Hodges has no affiliation or ties to the current company, nor has he, since the date of his resignation on December 21, 1999. The company trades under the symbol MNOC.

(8) Tribeworks, Inc. (fka Pan World Corp.) Mr. Hodges relinquished control of the company through a resignation of his positions and sale of the control block of issued and outstanding stock held by him (950,000 shares) back to the treasury of the company for cancellation. He received an amount of $60,000 in cash for the combination of stock sold and fees owed to him by the company. Subsequent to Mr. Hodges resignation, the company began operations in the entertainment industry by merging with Tribeworks, Inc. and changed its name. Mr. Hodges has no affiliation or ties to the current company, nor has he, since the date of his resignation March 23, 1999. The company trades under the symbol TRWX.

(9) Kestrel Equity Corp. Mr. Hodges relinquished control of the company through a resignation of his positions and sale of the control block of issued and outstanding stock held by him (950,000 shares) back to the treasury of the company for cancellation. He received an amount of $75,000 in cash for the combination of the stock sold and fees owed to him by the company. Subsequent to Mr. Hodges resignation, the company began operations in the entertainment industry by merging with StereoVision Entertainment, Inc. and changed its name. Mr. Hodges has no affiliation or ties to the current company, nor has he, since the date of his resignation on September 24, 1999. The company trades under the symbol KSEQ.

(10) Avaterra.com, Inc. (fka Pockets Holding Corp.) Mr. Hodges relinquished control of the company when it was known as Pockets Holding Corp., through a resignation of his positions and sale of the control block of issued and outstanding stock held by him (950,000 shares) back to the treasury of the company for cancellation. He received an amount of $50,000 in cash for the combination of the stock sold and fees owed to him by the company. Subsequent to Mr. Hodges resignation, the company began operations in the entertainment industry by merging with Avaterra.com, Inc. and changed its name. Mr. Hodges has no affiliation or ties to the current company, nor has he, since the date of his resignation on February 15, 1999. The company trades under the symbol AVAR.

(11) NetMeasure Technology, Inc. (fka Powertech, Inc. NV) Mr. Hodges resigned his positions with the company on December 9, 1998. Concurrent with his resignation, Mr. Hodges transferred his stock to the new management of the company. He received no compensation for the stock or for the services owed to him by the company. Subsequent to Mr. Hodges resignation, the company began operations in the Internet security industry by merging with NetSentry, Inc. Mr. Hodges has no affiliation or ties to the current company, nor has he, since the date of his resignation. The company trades under the symbol PTCD.

(12) Landstar, Inc. Mr. Hodges relinquished control of the company through a resignation of his positions and sale of the control block of issued and outstanding stock held by him (500,000 shares) back to the treasury of the company for cancellation. He received an amount of $80,000 in cash for the combination of the stock sold and fees owed to him by the company. Mr. Hodges has no affiliation or ties to the current company, nor has he, since the date of his resignation on November 15, 1998. The company trades under the symbol LDSR.

(13) Hyaton Organics, Inc. (fka Hyaton Company, Inc.) Mr. Hodges relinquished control of the company through a resignation of his positions and sale of the control block of issued and outstanding stock held by him (500,000 shares) back to the treasury of the company for cancellation. He received an amount of $60,000 in cash for the combination of the stock sold and fees owed to him by the company. Mr. Hodges has no affiliation or ties to the current company, nor has he, since the date of his resignation on October 27, 1998. The company trades under the symbol HYTN.

(14) Phileo Management Company, Inc. Mr. Hodges relinquished control of the company through a resignation of his positions and sale of the control block of issued and outstanding stock held by him (500,000 shares) back to the treasury of the company for cancellation. He received an amount of $60,000 in cash for the combination of the stock sold and fees owed to him by the company. Mr. Hodges has no affiliation or ties to the current company, nor has he, since the date of his resignation on January 18, 1999. The company trades under the symbol HYTN.

(15) ImuMed International, Inc. (fka Viper Resources, Inc.) Mr. Hodges relinquished control of the company through a resignation of his positions and sale of the stock held by him (500,000 shares) back to the treasury of the company for cancellation. He received an amount of $75,000 in cash for the combination of the stock sold and fees owed to him by the company. Mr. Hodges has no affiliation or ties to the current company, nor has he, since the date of his resignation on December 15, 1998. The company trades under the symbol IMED.

(16) Upland Properties, Inc. Mr. Hodges resigned his positions with the company and sold the stock held by him (250,000 shares) back to the treasury of the company for cancellation. He received an amount of $50,000 in cash for the combination of the stock sold and fees owed to him by the company. Mr. Hodges has no affiliation or ties to the current company, nor has he, since the date of his resignation on September 5, 1998.

(17) Solomon Alliance Group, Inc. Mr. Hodges relinquished control of the company through a resignation of his positions and sale of the stock held by him (500,000 shares) back to the treasury of the company for cancellation. He received an amount of $85,000 in cash for the combination of the stock sold and fees owed to him by the company. Mr. Hodges has no affiliation or ties to the current company, nor has he, since the date of his resignation on November 12, 1998. The company trades under the symbol SAGE.

(18) Pioneer Spirit 2000, Inc. Mr. Hodges relinquished control of the company through a resignation of his positions on Feb. 20, 2000 and the sale of the stock held by him (950,000 shares) back to the treasury of the company for cancellation. He received an amount of $110,000 in cash for the stock sold and fees owed to him by the company. Mr. Hodges has no affiliation or ties to the current company, nor has he, since the date of his resignation. The company is cleared to trade under the symbol PSPR.

(19) Merendon International, Inc. Mr. Hodges relinquished control of the company through a resignation of his positions and sale of the stock held by him (1,800,000 shares) back to the treasury of the company for cancellation. He received an amount of $100,000 in cash for the stock sold and fees owed to him by the company. Mr. Hodges has no affiliation or ties to the current company, nor has he, since the date of his resignation on January 25, 2000. The company is cleared to trade under the symbol MERI.

Executive Compensation

No employment compensation is paid or anticipated to be paid by K & L. K & L has no understandings or agreements, preliminary or otherwise, in regard to executive compensation. Its sole director and officer, Mr. Hodges, does not receive any compensation for his duties. On January 4, 1998, K & L issued 800 shares (800,000 shares after giving effect to a forward stock-split) of common stock as compensation to Mr. Hodges in connection with services rendered and fees paid by him at the time of the formation of K & L. Mr. Hodges has not received any other compensation for his services rendered to K & L and is not accruing compensation. As of the date of this prospectus, K & L has no funds available to pay officers and directors.

No retirement, pension, profit sharing, stock option or insurance programs or other similar programs have been adopted by K & L for the benefit of any employees.

Employment Agreements

K & L has no employment agreements with any persons.

Principal Shareholders

The following table presents certain information regarding beneficial ownership of K & L's Common Stock as of January 14, 2000, by (i) each person known by K & L to be the beneficial owner of more than 5% of the outstanding shares of Common Stock, (ii) each director and executive officer of K & L, and (iii) all directors and executive officers as a group. Unless otherwise indicated, each person in the table has sole voting and investment power as to the shares shown.


                   Name and Address    Amount of Beneficial
Title of Class   of Beneficial Owner           Owner            Percent of Class

    Common        Daniel L. Hodges       800,000 shares                80%
               President and Director
               2102 N. Donner Avendue
                  Tuscon, AZ 85749


                              CERTAIN TRANSACTIONS

On January 4, 1998, K & L issued a total of 1,000 shares of its common stock in the following manner. In consideration of Mr. Hodges contributing $450 toward the organizational expenses of K & L and for $350 in services rendered, K & L issued Mr. Hodges 800 shares of its common stock. See "Selling Shareholders." On October 20, 1999, the outstanding shares were forward split 1,000 to 1 and the par value was changed to $.001, resulting in a total of 1,000,000 shares outstanding, 800,000 of which are owned by Mr. Hodges.

Under Rule 405 promulgated under the Securities Act of 1933, Mr. Hodges may be deemed to be a promoter of K & L. No other persons are known to management that would be deemed to be promoters.


                            DESCRIPTION OF SECURITIES

Each shareholder of common stock, either in person or by proxy, may cast one vote per share of common stock held on all matters to be voted on. The presence, in person or by proxy, of the holders of a majority of the total number of shares entitled to vote constitutes a quorum for the transaction of business. Assuming that a quorum is present, the affirmative vote of a majority of the shares of K & L present in person or represented by proxy is required. K & L's articles of incorporation do not provide for cumulative voting or preemptive rights.

There are no outstanding options or warrants of any kind for K & L's common stock.


                    INDEMNIFICATION OF OFFICERS AND DIRECTORS

Under the Nevada Business Associations Act (the "Business Associations Act") Title 7, Chapter 78, the articles of incorporation may contain a provision eliminating or limiting the personal liability of a director or officer to the corporation or its shareholders for damages for breach of fiduciary duty. If this type of limiting provision is included in articles of incorporation, such a provision cannot eliminate or limit the liability of a director or officer for
(a) acts or omissions that involve intentional misconduct, fraud or a knowing violation of law or (b) the payment of an unlawful distribution to shareholders.

K & L's Articles of Incorporation contain the provision that no director or officer of K & L shall be personally liable to K & L or any of its shareholders for damages for breach of fiduciary duty as a director or officer involving any act or omission of any such director or officer; provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or officer (i) for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) the payment of dividends in violation of
Section 78.300 of the Nevada Revised Statutes.

K & L's By-Laws provide that K & L shall indemnify any and all of its directors and officers, and its former directors and officers, or any person who may have served at K & L's request as a director or officer of another corporation in which it owns shares of capital stock or of which it is a creditor, against expenses actually and necessarily incurred by them in connection with the defense of any action, suit or proceeding in which they, or any of them, are made parties, or a party, by reason of being or having been director(s) or officer(s) except, in relation to matters as to which the director or officer or former director or officer or person shall be adjudged in such action, suit or proceeding to be liable for negligence or misconduct in the performance of duty. Such indemnification shall not be deemed exclusive of any other rights to which those indemnified may be entitled, under By-Law, agreement, vote of shareholders or otherwise.

                   TRANSFER AGENT, WARRANT AGENT AND REGISTRAR

The transfer agent, warrant agent and registrar for the Common Stock is Holladay Stock Transfer, 2939 67th Place, Scottsdale, AZ 85251.


                         SHARES ELIGIBLE FOR FUTURE SALE

Upon the effectiveness of this registration statement, K & L will have 1,000,000 shares of common stock outstanding and registered for resale by the Selling Shareholders in accordance with the Securities Act of 1933.

Prior to this offering, no public trading market has existed for K & L's shares of common stock. The sale, or availability for sale, of substantial amounts of common stock in the public trading market could adversely affect the market prices for K & L's common stock.


                              PLAN OF DISTRIBUTION

To our knowledge, none of the Selling Shareholders has made any arrangement with any brokerage firm for the sale of the shares. We have been advised by the Selling Shareholders that they presently intend to dispose of the shares through broker-dealers in ordinary brokerage transactions at market prices prevailing at the time of the sale.

Any broker-dealers or agents who act in connection with the sale of the shares may be deemed to be underwriters. Any discounts, commissions or concessions received by any broker-dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act.

K & L has not registered its shares for resale under the securities or "blue sky" laws of any state and has no plans to register or qualify its shares in any state. Current shareholders and persons who desire to purchase the shares in any trading market that may develop in the future, should be aware that there may be significant state blue sky restrictions upon the ability of new investors to purchase the securities. These restrictions could reduce the size of any potential trading market. Under federal law, non-issuer trading or resale of K & L's common stock may be exempt from most state registration or qualification requirements. However, some states may continue to restrict the ability to register or qualify K & L's common stock for both initial sale and secondary trading by regulations prohibiting or imposing limitations on the sale of securities of blank check issuers. See "RISK FACTORS - THERE ARE STATE REGULATIONS WHICH MIGHT AFFECT THE TRANSFERABILITY OF K & L's SHARES."

K & L's selling efforts, and any secondary trading market which may develop, may only be conducted in those jurisdictions where an applicable exemption is available or where the shares have been registered. K & L has no current plan to register its shares for offer and sale within any state. K & L does not anticipate that a secondary trading market for the shares will develop in any state until after the consummation of a merger or acquisition, if at all. However, investors should be aware that state law limitations might affect the transferability or the ability to resell the shares. K & L has not taken, and does not contemplate taking, any steps to ensure compliance with state securities laws.

K & L does not have lock-up agreements with its shareholders affirming that they will not sell their respective shares until such time as K & L has successfully consummated a merger or acquisition and K & L is no longer classified as a blank check company.

                                  LEGAL MATTERS

The validity of the common stock offered hereby will be passed upon for K & L by Robert H. Domico, Esquire, Attorney-at-Law, 3200 Baffetto Court, Henderson, Nevada 89052.

                                     EXPERTS

The Financial Statements and schedules of K & L as of December 31, 1999 and 1998 included in this prospectus and elsewhere in the Registration Statement have been audited by Robinson, Hill & Co., independent public accountants for K & L, as set forth in its report herein, and are included in reliance upon such report, given upon the authority of such firm as experts in accounting and auditing.

                             ADDITIONAL INFORMATION

K & L has filed with the Securities and Exchange Commission ("SEC") a registration statement on Form SB-2 under Securities Act of 1933, as amended, with respect to the shares. This prospectus, which forms a part of the registration statement, does not contain all of the information set forth in the registration statement as permitted by applicable SEC rules and regulations. Statements in this prospectus about any contract, agreement or other document are not necessarily complete. With respect to each such contract, agreement, or document filed as an exhibit to the registration statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement is qualified in its entirety by this reference.

The registration statement may be inspected without charge and copies may be obtained at prescribed rates at the SEC's public reference facilities at Judiciary Plaza, 450 Fifth Street NW, Room 1024, Washington, DC 20549, or on the Internet at http://www.sec.gov.

K & L will furnish to its shareholders annual reports containing audited financial statements reported on by independent public accountants for each fiscal year and make available quarterly reports containing unaudited financial information for the first three quarters of each fiscal year.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                     K & L ELECTRONICS PHOTO AND SUPPLY CO.


Independent Auditor's Report ................................................F-1

Balance Sheets
 December 31, 1999 and 1998 .................................................F-2

Statements of Operations
 For the Years Ended December 31, 1999 and 1998 .............................F-3

Statements of Changes in Stockholders' Equity
 For the Years Ended December 31, 1999 and 1998 .............................F-4

Statements of Cash Flows
 For the Years Ended December 31, 1999 and 1998 .............................F-5

Notes to Consolidated Financial Statements ..................................F-6

                          INDEPENDENT AUDITOR'S REPORT



K & L Electronics Photo and Supply Co.
(A Development Stage Company)


     We have audited the accompanying balance sheets of K & L Electronics Photo and Supply Co. (a development stage company) as of December 31, 1999 and 1998, and the related statements of operations and cash flows for the two years ended December 31, 1999 and the statement of stockholder's equity from December 31, 1997 (inception) to December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of K & L Electronics Photo and Supply Co. (a development stage company) as of December 31, 1999 and 1998, and the results of its operations and its cash flows for the two years ended December 31, 1999 in conformity with generally accepted accounting principles.

Respectfully submitted



/s/ ROBISON, HILL & CO.
Certified Public Accountants

Salt Lake City, Utah
January 4, 2000

                     K & L ELECTRONICS PHOTO AND SUPPLY CO.
                          (A Development Stage Company)
                                 BALANCE SHEETS



                                                           December 31,

                                                       1999            1998

Assets ......................................          $  -            $  -
Liabilities - Accounts Payable ..............          $  -            $ 100

Stockholders' Equity:
   Common Stock, Par value $.001
      Authorized 100,000,000 shares,
      Issued 1,000,000 shares at December 31,          1,000          1,000
   Paid-In Capital .........................             250              -
   Retained Deficit ........................          (1,100)        (1,100)
   Deficit Accumulated During the ..........            (150)             -

      Total Stockholders' Equity ...........              -            (100)

      Total Liabilities and
       Stockholders' Equity ................            $ -             $ -













   The accompanying notes are an integral part of these financial statements.

                     K & L ELECTRONICS PHOTO AND SUPPLY CO.
                          (A Development Stage Company)
                            STATEMENTS OF OPERATIONS







                                     For the              Cumulative
                                     Year Ended           Since October 20, 1999
                                     December 31,         Inception of
                                                          Development
                                     1999      1998       Stage

Revenues:                            $ -       $ -        $ -
Expenses:                             150     1,100        150
      Net Loss                      $(150)  $(1,100)     $(150)

Basic & Diluted loss per share       $ -       $ -







   The accompanying notes are an integral part of these financial statements.
                                      F-3

                     K & L ELECTRONICS PHOTO AND SUPPLY CO.
                          (A Development Stage Company)
                        STATEMENT OF STOCKHOLDERS' EQUITY
            SINCE DECEMBER 31, 1997 (INCEPTION) TO DECEMBER 31, 1999


                                                                       Deficit
                                                                     Accumulated
                                                                        Since
                                                                     October 20,
                                                                        1999
                                                                    Inception of
                                 Common Stock      Paid-In  Retained Development
                               Shares   Par Value  Capital  Deficit     Stage



Balance at December 31, 1997
(inception)                     -       $  -       $  -      $  -      $  -

January 4, 1998 Issuance of
Stock for Services and
payment of Accounts Payable     1,000      1,000      -         -         -

Net Loss                        -          -          -        (1,100)    -

Balance at December 31, 1998
 As Originally Reported         1,000      1,000      -        (1,100)    -

Retroactive adjustment for
1,000 to 1 stock split
October 20, 1999              999,000      -          -         -         -

Restated balance
January 1, 1999             1,000,000      1,000      -        (1,100)    -

Capital contributed by
Shareholder                     -          -            250     -         -
Net Loss                        -          -          -         -          (150)

Balance at
December 31, 1999           1,000,000     $1,000       $250   $(1,100)    $(150)












   The accompanying notes are an integral part of these financial statements.
                                      F-4

                     K & L ELECTRONICS PHOTO AND SUPPLY CO.
                          (A Development Stage Company)
                            STATEMENTS OF CASH FLOWS



                                                                            Cumulative
                                                                            since October
                                                                            20, 1999
                                                     For the years ended    Inception of
                                                         December 31,       Development
                                                         1999    1998       Stage
CASH FLOWS FROM
OPERATING ACTIVITIES:

Net Loss ...........................................     $(150)  $(1,100)   $(150)
Issuance of Stock for Services & Expenses ..........         -     1,000        -
Increase (Decrease) in Accounts Payable ............      (100)      100     (100)
  Net Cash Used in operating activities ............      (250)             -(250)

CASH FLOWS FROM INVESTING
ACTIVITIES:
Net cash provided by
  investing activities .............................         -         -        -

CASH FLOWS FROM FINANCING
ACTIVITIES:
Capital contributed by shareholder                         250         -      250
Net Cash Provided by
  Financing Activities                                     250         -      250

Net (Decrease) Increase in
  Cash and Cash Equivalents                                  -         -        -
Cash and Cash Equivalents
  at Beginning of Period                                     -         -        -
Cash and Cash Equivalents
  at End of Period                                       $   -    $    -    $   -

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the year for:
  Interest                                               $   -    $    -    $   -
  Franchise and income taxes                             $ 200    $    -    $ 200


SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES: None


   The accompanying notes are an integral part of these financial statements.
                                      F-5

                     K & L ELECTRONICS PHOTO AND SUPPLY CO.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998


NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     This summary of accounting policies for K & L Electronics Photo and Supply Co. is presented to assist in understanding the Company's financial statements. The accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements.

Organization and Basis of Presentation

     The Company was incorporated under the laws of the State of Nevada on December 31, 1997. The Company ceased all operating activities during the period from December 31, 1997 to October 20, 1999 and was considered dormant. Since October 20, 1999, the Company is in the development stage, and has not commenced planned principal operations.

Nature of Business

     The Company has no products or services as of December 31, 1999. The Company was organized as a vehicle to seek merger or acquisition candidates. The Company intends to acquire interests in various business opportunities, which in the opinion of management will provide a profit to the Company.

Cash and Cash Equivalents

     For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents to the extent the funds are not being held for investment purposes.

Pervasiveness of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles required management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                     K & L ELECTRONICS PHOTO AND SUPPLY CO.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998
                                   (Continued)


NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Loss per Share

     The reconciliations of the numerators and denominators of the basic loss per share computations are as follows:

                                                                       Per-Share
                              Income              Shares               Amount
                              (Numerator)         (Denominator)

                              For the year ended December 31, 1999
Basic Loss per Share
Loss to common shareholders      $(150)            1,000,000            $      -


                              For the year ended December 31, 1998
Basic Loss per Share
Loss to common shareholders    $(1,100)            1,000,000            $      -

     The effect of outstanding common stock equivalents would be anti-dilutive for December 31, 1999 and 1998 and are thus not considered.

NOTE 2 - INCOME TAXES

     As of December 31, 1999, the Company had a net operating loss carryforward for income tax reporting purposes of approximately $1,000 that may be offset against future taxable income through 2011. Current tax laws limit the amount of loss available to be offset against future taxable income when a substantial change in ownership occurs. Therefore, the amount available to offset future taxable income may be limited. No tax benefit has been reported in the financial statements, because the Company believes there is a 50% or greater chance the carryforwards will expire unused. Accordingly, the potential tax benefits of the loss carryforwards are offset by a valuation allowance of the same amount.

                     K & L ELECTRONICS PHOTO AND SUPPLY CO.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998
                                   (Continued)


NOTE 3 - DEVELOPMENT STAGE COMPANY

     The Company has not begun principal operations and as is common with a development stage company, the Company has had recurring losses during its development stage.

NOTE 4 - COMMITMENTS

     As of December 31, 1999 all activities of the Company have been conducted by corporate officers from either their homes or business offices. Currently, there are no outstanding debts owed by the company for the use of these facilities and there are no commitments for future use of the facilities.

NOTE 5 - STOCK SPLIT

     On October 20, 1999 the Board of Directors authorized 1,000 to 1 stock split, changed the authorized number of shares to 100,000,000 shares and the par value to $.001 for the Company's common stock. As a result of the split, 999,000 shares were issued. All references in the accompanying financial statements to the number of common shares and per-share amounts for 1999 and 1998 have been restated to reflect the stock split.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS



ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Under the Nevada Business Associations Act (the "Business Associations Act") Title 7, Chapter 78, the articles of incorporation may contain a provision eliminating or limiting the personal liability of a director or officer to the corporation or its stockholders for damages for breach of fiduciary duty. If this type of limiting provision is included in articles of incorporation, such a provision cannot eliminate or limit the liability of a director or officer for
(a) acts or omissions that involve intentional misconduct, fraud or a knowing violation of law or (b) the payment of an unlawful distribution to stockholders.

The Company's Articles of Incorporation contain the provision that no Director or Officer of the Company shall be personally liable to the Company or any of its stockholders for damages for breach of fiduciary duty as a director or officer involving any act or omission of any such director or officer; provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or officer (i) for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes. The Company's By-Laws provide that the Company shall indemnify any and all of its Directors and Officers, and its former Directors and Officers, or any person who may have served at the Company's request as a director or officer of another corporation in which it owns shares of capital stock or of which it is a creditor, against expenses actually and necessarily incurred by them in connection with the defense of any action, suit or proceeding in which they, or any of them, are made parties, or a party, by reason of being or having been director(s) or officer(s) of the Company, or of such other corporation, except, in relation to matters as to which any such Director or Officer or former
Director or Officer or person shall be adjudged in such action, suit or proceeding to be liable for negligence or misconduct in the performance of duty. Such indemnification shall not be deemed exclusive of any other rights to which those indemnified may be entitled, under By-Law, agreement, vote of shareholders or otherwise.

ITEM 25. OTHER EXPENSES OF ISSUANCES AND DISTRIBUTION

The Registrant estimates that expenses in connection with the Offering described in this Registration Statement (other than the underwriting discount and commissions and reasonable expense allowance) will be as follows:

SEC registration fee...................................................  $ 100
Printing and engraving expenses........................................$ 2,000*
Accounting fees and expenses...........................................$ 1,000*
Legal fees and expenses (other than Blue Sky)..........................$15,000*
Blue sky fees and expenses (including legal and filing fees)...........$ 1,000*
Miscellaneous..........................................................$ 1,000*

    Total..............................................................$20,100*

*Estimated Amounts.

All expenses of the registration of the shares will be borne by the Company.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

The following securities were issued by the Company within the past three years and were not registered under the Securities Act.

In connection with organizing the Company, on January 4, 1998, 29 persons (consisting of its officer and director, Mr. Hodges, and other individuals) were issued a total of 1,000 shares of Common Stock, pursuant to the exemption from registration contained within Section 4(2) of the Securities Act of 1933, to company officers, directors, and individuals with a relationship to Company officers and directors. On October 20, 1999, the outstanding shares were forward split 1,000 to 1 and the par value was changed to $.001, resulting in a total of 1,000,000 shares outstanding.


ITEM 27. EXHIBITS

(a)     The following exhibits are filed as part of this Registration Statement:

        EXHIBIT
        NUMBER            DESCRIPTION
        -------           -----------------------------------------------------
            3.1           Articles of Incorporation of the Company
            3.2           Amendment to Articles of Incorporation of the Company
            3.3           By-Laws
            4.1           Form of Common Stock Certificate
           *5.1           Opinion of Robert H. Domico, Esquire
          *23.1           Consent of Robinson, Hill & Co.
          *23.2           Consent of Robert H. Domico, Esquire
                           (included as part of Exhibit 5.1)
          *27.1            Financial Data Schedule

         * To be filed by amendment.


ITEM 28. UNDERTAKINGS

(a)      The undersigned Company hereby undertakes to:

     (1) File, during any period in which it offers or sells securities, a post effective amendment to this Registration Statement to:

          (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

          (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement.

          (iii) Include any additional or changed material information on the plan of distribution.

     (2) For determining liability under the Securities Act, each post-effective amendment shall be treated as a new registration statement of the securities offered, and the offering of the securities at that time shall be deemed to be the initial bona fide offering.

     (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or a controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of competent jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the city of Tucson, state of Arizona, on APRIL 7, 2000.


K & L ELECTRONICS PHOTO AND SUPPLY CO.


BY:    /s/   DANIEL L. HODGES

Daniel L. Hodges,
President/Secretary/Director

In accordance with the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.

         SIGNATURE                            TITLE                         DATE

   /s/ DANIEL L. HODGES                     President/             April 7, 2000
       Daniel L. Hodges                Secretary/Director